Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                         MERCANTILE BANCORPORATION INC.,

                                AMERIBANC, INC.,

                                       and

                            FIRSTBANK OF ILLINOIS CO.

                             Dated January 30, 1998


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                      AGREEMENT AND PLAN OF REORGANIZATION

            This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into on January 30, 1998, by and among MERCANTILE BANCORPORATION INC., a Missouri corporation ("Mercantile"), Ameribanc, Inc., a Missouri corporation and a wholly owned subsidiary of Mercantile ("Merger Sub"), and FIRSTBANK OF ILLINOIS CO., a Delaware corporation ("Firstbank").

                            W I T N E S S E T H:

            WHEREAS, Mercantile is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"); and

            WHEREAS, Firstbank is a registered bank holding company under the BHCA; and

            WHEREAS, the Board of Directors of Firstbank (the "Firstbank Board") and the Executive Committee of the Board of Directors of Mercantile (the "Mercantile Executive Committee") have approved the merger (the "Merger") of Firstbank with and into Merger Sub, pursuant to the terms and subject to the conditions of this Agreement; and

            WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS, it is intended that the Merger shall qualify for pooling-of-interests accounting treatment; and

            WHEREAS, as a condition to, and immediately after the execution of this Agreement, Mercantile and certain directors of Firstbank will enter into Support Agreements (the "Support Agreements") in the form attached hereto as Exhibit A; and

            WHEREAS, as a condition to, and immediately prior to execution of this Agreement, Mercantile and Firstbank will enter into a stock option agreement (the "Stock Option Agreement") in the form attached hereto as Exhibit B; and

            WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

            NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the

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parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

            1.01. The Merger. Subject to the terms and conditions of this Agreement, Firstbank shall be merged with and into Merger Sub in accordance with the Delaware General Corporation Law (the "DGCL") and the Missouri General and Business Corporation Law (the "MGBCL") and the separate corporate existence of Firstbank shall cease. Merger Sub shall be the surviving corporation of the Merger (sometimes referred to herein as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Missouri.

            1.02. Closing. The closing (the "Closing") of the Merger shall take place at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.03) occurs, or at such other time, and at such place, as Mercantile and Firstbank shall agree (the "Closing Date").

            1.03. Effective Time. The Merger shall become effective on the date and at the time (the "Effective Time") on which appropriate documents in respect of the Merger are filed with the Secretaries of State of the States of Delaware and Missouri in such form as required by, and in accordance with, the relevant provisions of the DGCL and MGBCL, respectively. Subject to the terms and conditions of this Agreement, the Effective Time shall occur on any such date as Mercantile shall notify Firstbank in writing (such notice to be at least five business days in advance of the Effective Time) but (i) not earlier than the satisfaction of all conditions set forth in Section 6.01 and 6.02 (the "Approval Date") and (ii) subject to clause (i), not later than the first business day of the first full calendar month commencing at least five business days after the Approval Date. As soon as practicable following the Effective Time, Mercantile and Firstbank shall cause a certificate or plan of merger reflecting the terms of this Agreement to be delivered for filing and recordation with other appropriate state or local officials in the States of Delaware and Missouri in accordance with the DGCL and the MGBCL, respectively.

            1.04. Additional Actions. If, at any time after the Effective Time, Mercantile or the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Firstbank or Merger Sub or (b) otherwise carry out the purposes of this Agreement, Firstbank and Merger Sub and each of their respective officers and directors,

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shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances and to do all acts necessary or desirable to vest, perfect or confirm title and possession to such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Firstbank or otherwise to take any and all such action.

            1.05. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation following the Merger until otherwise amended or repealed.

            1.06. Boards of Directors and Officers. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be directors and officers, respectively, of the Surviving Corporation following the Merger; such directors and officers shall hold office in accordance with the Surviving Corporation's Bylaws and applicable law.

            1.07. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Mercantile, Firstbank or the holder of any of the following securities:

            (i) Each share of the common stock, par value $.01 per share, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

            (ii) Subject to Sections 1.10 and 1.11 hereof, each share of the common stock, $1.00 par value ("Firstbank Common Stock"), of Firstbank issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and become the right to receive 0.8308 (the "Exchange Ratio") shares of common stock, par value $.01 per share ("Mercantile Common Stock"), of Mercantile and the associated Rights under the Mercantile Rights Agreement as those terms are defined in Section 3.02 (the "Per Share Stock Consideration"), provided, however, that any shares of Firstbank Common Stock held by Firstbank, Mercantile or any of their respective Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be cancelled and shall not be exchanged for shares of Mercantile Common Stock. The Exchange Ratio was computed by (i) aggregating (A) the total number of shares of Firstbank Common Stock that were issued and outstanding on the date of this Agreement (as set forth in Section 2.03

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hereof) with (B) the total number of shares of Firstbank Common Stock that are reserved for issuance pursuant to Firstbank Stock Options (as set forth in Section 2.03 hereof) and dividing such number of shares of Firstbank Common Stock (computed by aggregating (A) and (B) hereof) into (ii) 13,800,000, the aggregate number of shares of Mercantile Common Stock to be issued in the Merger.

            1.08. Exchange Procedures. (a) Holders of record of certificates formerly representing shares of Firstbank Common Stock (the "Certificates") shall be instructed to tender such Certificates to Mercantile pursuant to a letter of transmittal that Mercantile shall deliver or cause to be delivered to such holders as soon as practicable following the Effective Time. Such letters of transmittal shall specify that risk of loss and title to Certificates shall pass only upon delivery of such Certificates to Mercantile or the Exchange Agent (as defined below).

            (b) Subject to Section 1.10, after the Effective Time, each previous holder of a Certificate that surrenders such Certificate to Mercantile or to Harris Trust and Savings Bank, as the exchange agent designated by Mercantile (the "Exchange Agent"), will, upon acceptance thereof by Mercantile or the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Mercantile Common Stock into which the shares represented by the Certificate so surrendered shall have been converted pursuant to this Agreement and any distribution theretofore declared and not yet paid with respect to such shares of Mercantile Common Stock, without interest, and a check representing the amount of any cash in lieu of fractional shares which such holder has the right to receive with respect to the Certificate(s) surrendered.

            (c) Mercantile or, at the election of Mercantile, the Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as Mercantile or the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as Mercantile or the Exchange Agent may reasonably require.

            (d) Each outstanding Certificate shall until duly surrendered to Mercantile or the Exchange Agent be deemed to evidence ownership of the consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

            (e) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the consideration provided for

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in this Agreement. After the Effective Time, there shall be no further transfer on the records of Firstbank of Certificates, and if such Certificates are presented to Firstbank for transfer, they shall be cancelled against delivery of the consideration provided therefor in this Agreement. Mercantile shall not be obligated to deliver the consideration to which any former holder of Firstbank Common Stock is entitled as a result of the Merger until such holder surrenders the Certificates as provided herein. No dividends declared will be remitted to any person entitled to receive Mercantile Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Mercantile Common Stock, at which time such dividends shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by any person constituting an "affiliate" of Firstbank for purposes of Rule 145 of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act"), shall not be exchanged for certificates representing Mercantile Common Stock until Mercantile has received a written agreement from such person in the form attached as Exhibit C. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Mercantile and the Exchange Agent shall be entitled to rely upon the stock transfer books of Firstbank to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Mercantile and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

            1.09.  [Intentionally Omitted]

            1.10. No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Mercantile Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Mercantile Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Closing Price per share of Mercantile Common Stock on the last business day preceding the Effective Time. With respect to a share of stock, "Closing Price" shall mean: the closing price as reported on the Consolidated Tape (as reported in The Wall Street Journal or in the absence thereof, by any other authoritative source). No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

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            1.11. Anti-Dilution Adjustments. If prior to the Effective Time
Mercantile shall declare a stock dividend or make distributions upon or subdivide, split up, reclassify or combine or make other similar change to Mercantile Common Stock, exchange Mercantile Common Stock for a different number or kind of shares or securities or declare a dividend or make a distribution on Mercantile Common Stock or on any security convertible into Mercantile Common Stock, or is involved in any transaction resulting in any of the foregoing (including any exchange of Mercantile Common Stock for a different number or kind of shares or securities), appropriate adjustment or adjustments will be made to the Exchange Ratio.

            1.12. Reservation of Right to Revise Transaction. Mercantile may at any time change the method of effecting the acquisition of Firstbank or Firstbank's Subsidiaries by Mercantile and Firstbank shall cooperate in such efforts (including without limitation (a) the provisions of this Article I and (b) causing the merger of any of the Banks (as defined herein) with any depository institution which is a Subsidiary of Mercantile (any such merger together with the Merger being referred to herein as the "Transactions")) if and to the extent it deems such change to be desirable, including without limitation to provide for a merger of Firstbank directly into Mercantile, in which Mercantile is the surviving corporation, provided, however, that no such change shall (A) alter or change the amount or kind of consideration to be issued to holders of Firstbank Common Stock as provided for in this Agreement (the "Merger Consideration"), (B) adversely affect the tax treatment to Firstbank's stockholders as a result of receiving the Merger Consideration or (C) materially delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.


                                   ARTICLE II

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF FIRSTBANK

            Firstbank represents and warrants to and covenants with Mercantile as follows:

            2.01. Organization and Authority. Firstbank is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except as set forth on Schedule 2.01 and except where the failure to be so qualified would not have and could not reasonably be expected to have a material adverse effect on the financial condition, results of operations or business (collectively, the "Condition") of Firstbank and its Subsidiaries, taken as a whole, and has corporate power and au-

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thority to own its properties and assets and to carry on its business as it is now being conducted. Firstbank is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Board") under the BHCA. True and complete copies of the Certificate of Incorporation and the Bylaws of Firstbank and, to the extent requested in writing by Mercantile, of the articles of incorporation and bylaws of the Firstbank Subsidiaries (as defined in Section 2.02), each as in effect on the date of this Agreement, have been provided to Mercantile.

            2.02. Subsidiaries. Schedule 2.02 sets forth, among other things, a complete and correct list of all of Firstbank's Subsidiaries (each a "Firstbank Subsidiary" and collectively the "Firstbank Subsidiaries"), all outstanding Equity Securities of each of which, except as set forth on Schedule 2.02, are owned directly or indirectly by Firstbank. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities. Except as set forth on Schedule 2.02, all of the outstanding shares of capital stock of the Firstbank Subsidiaries are validly issued, fully paid and nonassessable, and those shares owned by Firstbank are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Firstbank Subsidiaries is a corporation, savings bank, bank or bank and trust company duly incorporated or organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Firstbank Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have and could not reasonably be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole. Except as set forth on Schedule 2.02, Firstbank does not own beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or similar organization. The place and type of charter and the applicable insurance fund for each of Firstbank's Subsidiaries which are financial institutions (the "Banks") are set forth on Schedule 2.02. Except as set forth on Schedule 2.02, neither Firstbank nor any Firstbank Subsidiary

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holds any interest in a partnership or joint venture of any kind.

            2.03. Capitalization. The authorized capital stock of Firstbank consists of (i) 20,000,000 shares of Firstbank Common Stock, of which, as of January 2, 1998, 15,753,053 shares were issued and outstanding and (ii) 1,000,000 shares of preferred stock, no par value per share, of which, as of January 2, 1998, no shares were issued and outstanding ("Firstbank Preferred Stock"). As of January 2, 1998, Firstbank had reserved 857,201 shares of Firstbank Common Stock for issuance under Firstbank's stock option and incentive plans, a list of which is set forth on Schedule 2.03 (the "Firstbank Stock Plans"), pursuant to which options ("Firstbank Stock Options") covering 857,201 shares of Firstbank Common Stock were outstanding as of January 2, 1998. Except as set forth on Schedule 2.03, since December 31, 1997, no Equity Securities of Firstbank have been issued other than shares of Firstbank Common Stock which may have been issued upon the exercise of Firstbank Stock Options. Except as set forth above, there are no other Equity Securities of Firstbank outstanding. All of the issued and outstanding shares of Firstbank Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Firstbank. Since January 2, 1998, Firstbank has not granted any options or similar rights pursuant to which shares of Firstbank Common Stock may be issued and has not issued any shares of Firstbank Common Stock. Neither Firstbank nor any Firstbank Subsidiary, to the best of Firstbank's knowledge, has taken or agreed to take any action or has any knowledge of any fact or circumstance and neither Firstbank nor any Firstbank Subsidiary will take any action that would, or intentionally will fail to take any action the failure of which to take would, prevent the Merger from qualifying for pooling-of-interests accounting treatment.

            2.04. Authorization. (a) Except as set forth on Schedule 2.04A, Firstbank has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Firstbank, to carry out its obligations hereunder. The only stockholder vote required for Firstbank to approve this Agreement is the affirmative vote of the holders of at least a majority of the shares of Firstbank Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement by Firstbank and the consummation by Firstbank of the transactions contemplated hereby have been duly authorized by the Board of Directors of Firstbank. Subject to approval by the stockholders of Firstbank, this Agreement is a valid and binding obligation of Firstbank enforceable against Firstbank in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

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            (b) Except as set forth on Schedule 2.04B, neither the execution nor delivery nor performance by Firstbank of this Agreement, nor the consummation by Firstbank of the transactions contemplated hereby, nor compliance by Firstbank with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Firstbank or any Firstbank Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Firstbank or any Firstbank Subsidiary is a party or by which it may be bound, or to which Firstbank or any Firstbank Subsidiary or any of the material properties or assets of Firstbank or any Firstbank Subsidiary may be subject (in all cases other than any of the foregoing which would not have and could not reasonably be expected to have a material adverse effect on the Condition of Firstbank and the Firstbank Subsidiaries, taken as a whole), or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 2.04, to the best knowledge of Firstbank, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Firstbank or any Firstbank Subsidiary or any of their respective material properties or assets.

            (c) Other than in connection or in compliance with the provisions of the DGCL, the MGBCL, the Securities Act, the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the Investment Company Act of 1940, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA or any required approvals or filings pursuant to any state statutes or regulations applicable to Firstbank, Mercantile or their respective Subsidiaries with respect to the transactions contemplated by this Agreement, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Firstbank of the transactions contemplated by this Agreement.

            2.05. Firstbank Financial Statements. The consolidated balance sheets of Firstbank and its Subsidiaries as of December 31, 1996, 1995 and 1994 and related consolidated statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1996, together with the notes thereto, audited by KPMG Peat Marwick LLP and included in an annual report on Form 10-K (including amendments thereto) as filed with the Securities

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and Exchange Commission (the "SEC"), and the unaudited consolidated balance sheets of Firstbank and its Subsidiaries as of March 31, June 30, and September 30, 1997 and the related unaudited consolidated statements of income and cash flows for the periods then ended, together with the notes thereto, included in quarterly reports on Form 10-Q (including amendments thereto) (each a "Firstbank Form 10-Q") as filed with the SEC (collectively, the "Firstbank Financial Statements"), except as set forth on Schedule 2.05, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), present fairly the consolidated financial position of Firstbank and its Subsidiaries at the dates and the consolidated results of operations, cash flows and changes in stockholders' equity of Firstbank and its Subsidiaries for the periods stated therein and are derived from the books and records of Firstbank and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Except as set forth on Schedule 2.05, neither Firstbank nor any of its Subsidiaries has any contingent liabilities that are material to Firstbank and the Firstbank Subsidiaries, taken as a whole, and which are not reflected in the Firstbank Reports (defined below) or disclosed in the financial statements described above.

            2.06. Firstbank Reports. Except as set forth on Schedule 2.06, since January 1, 1994, each of Firstbank and the Firstbank Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the FDIC, (iii) the Board and (iv) any other federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (iv) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"). All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Firstbank Reports." As of its respective date, each Firstbank Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            2.07. Properties and Leases. Except as set forth on Schedule 2.07 or as may be reflected in the Firstbank Financial Statements, except for any Lien for current taxes not yet delinquent and except with respect to assets classified as real estate owned, Firstbank and its Subsidiaries have good title free

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and clear of any material Lien to all the real and personal property reflected in Firstbank's consolidated balance sheet as of September 30, 1997 included in the most recent Firstbank Form 10-Q and, in each case, all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases material to Firstbank or any Firstbank Subsidiary pursuant to which Firstbank or any Firstbank Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any material existing default by Firstbank or any Firstbank Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all of Firstbank's and Firstbank Subsidiaries' buildings, structures and equipment in regular use have been well maintained and are in good and serviceable condition, normal wear and tear excepted.

            2.08. Taxes. Except as set forth on Schedule 2.08, Firstbank and each Firstbank Subsidiary have timely filed or will timely (including extensions) file all material tax returns, reports and certifications required to be filed on or prior to the Closing Date ("Firstbank Returns"), and such filed Firstbank Returns are and will be complete and accurate in all material respects. Each of Firstbank and its Subsidiaries has paid (taking into account all applicable extensions), or set up adequate reserves on the Firstbank Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Firstbank Financial Statements and has set up adequate reserves on the most recent financial statements Firstbank has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither Firstbank nor any Firstbank Subsidiary will have any liability material or reasonably expected to be material to the Condition of Firstbank and the Firstbank Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and, to the knowledge of Firstbank, no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Firstbank or any Firstbank Subsidiary which would not be covered by existing reserves. Neither Firstbank nor any Firstbank Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been timely filed and no requests for extensions or waivers of the time to assess any tax are pending. The federal and state income tax returns of Firstbank and the Firstbank Subsidiaries have been audited and settled by the Internal Revenue Service (the "IRS") or appropriate state tax authorities for all periods ended through December 31, 1994 (with respect to federal income tax returns) and

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December 31, 1993 (with respect to state income tax returns) or the period for assessment of taxes in respect of such periods has expired. There is no deficiency or refund litigation or matter in controversy with respect to Firstbank Returns. Neither Firstbank nor any Firstbank Subsidiary has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

            2.09. Material Adverse Change. Since September 30, 1997, there has been no material adverse change in the Condition of Firstbank and its Subsidiaries, taken as a whole, except (i) as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking institutions generally or in general levels of interest rates affecting banking institutions generally and (ii) costs, up to the amounts set forth on Schedule 2.23, incurred or to be incurred by Firstbank in connection with this Agreement, which include costs incurred for investment banking, accounting and legal services.

            2.10. Commitments and Contracts. (a) Except as set forth on Schedule 2.10A, neither Firstbank nor any Firstbank Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

                  (i) any material agreement, arrangement or commitment (A) not made in the ordinary course of business or (B) pursuant to which Firstbank or any of its Subsidiaries is or may become obligated to invest in or contribute capital to any Firstbank Subsidiary;

                  (ii) any agreement, indenture or other instrument not
            disclosed in the Firstbank Financial Statements relating to the borrowing of money by Firstbank or any Firstbank Subsidiary or the guarantee by Firstbank or any Firstbank Subsidiary of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by any Firstbank Subsidiary, such as deposits and Fed Funds borrowings);

                  (iii) any contract, agreement or understanding with any labor union or collective bargaining organization relating to employees of Firstbank or any Firstbank Subsidiaries;

                  (iv) any contract containing covenants which limit the ability of Firstbank or any Firstbank Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Firstbank or any Firstbank Subsidiary may carry on its business other than as may be required by law or any applicable Regulatory Authority) and which are not material or reasonably expected to be material to the Condition of Firstbank and the Firstbank Subsidiaries, taken as a whole;

                  (v) any other contract or agreement which is a "material
            contract" within the meaning of Item 601(b)(10) of Regulation S-K promulgated by the SEC; or

                  (vi) any lease with annual rental payments aggregating
            $250,000 or more.

            (b) Neither Firstbank nor any Firstbank Subsidiary is in violation of its charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have and could not reasonably be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole.

            2.11. Litigation and Other Proceedings. Except as set forth on
Schedule 2.11, neither Firstbank nor any Firstbank Subsidiary is a party to any pending or, to the best knowledge of Firstbank, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole, or which purports or seeks to enjoin or restrain the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no actions, suits, or proceedings pending or, to the best knowledge of Firstbank, threatened against Firstbank or any Firstbank Subsidiary or any of their respective officers or directors by any stockholder of Firstbank or any Firstbank Subsidiary (or any former stockholder of Firstbank or any Firstbank Subsidiary) or involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended, or the fair lending laws.

            2.12. Insurance. Each of Firstbank and its Subsidiaries has taken all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Firstbank, except for such matters which, individually or in the aggregate, will not have and reasonably could not be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole. Set forth on
Schedule 2.12 is a list of all insurance policies maintained by or for the benefit of Firstbank or its Subsidiaries or their directors, officers, employees or agents.

            2.13. Compliance with Laws. (a) Except as set forth on Schedule 2.13A, Firstbank and each of its Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material or reasonably expected to be material to the Condition of Firstbank and its Subsidiaries, taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Firstbank, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

            (b) Except as set forth on Schedule 2.13B and except for failures to comply or defaults which individually or in the aggregate would not have and could not reasonably be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole, (i) each of Firstbank and its Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Firstbank Subsidiary that is a bank, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Firstbank nor any Firstbank Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Except as set forth on Schedule 2.13B and except as would not have and could not reasonably be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole, as of the date of this Agreement, neither Firstbank nor any Firstbank Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Firstbank (whether directly or, to the best knowledge of Firstbank, as a consequence of such Property being part of the investment portfolio of Firstbank or any Firstbank Subsidiary) (A) that is contaminated by or contains any hazardous waste, toxic substance, or related materials, including without limitation asbestos, PCBs, pesticides, herbicides, and any other substance or waste that is hazardous to human health or the environment (collectively, a "Toxic Substance"), or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. "Property" of a person shall include all property (real or personal, tangible or intangible) owned or controlled by such person, including without limitation property under foreclosure, property held by such person or any Subsidiary of such person in its capacity as a trustee and property in which any venture capital or similar unit of such person or any Subsidiary of such person has an interest. Except as set forth on Schedule 2.13B, no claim, action, suit, or proceeding is pending against Firstbank or any Firstbank Subsidiary relating to Property of Firstbank before any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Firstbank or any Firstbank Subsidiary with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Firstbank or any Firstbank Subsidiary which reasonably could be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole.

            (c) From and after January 1, 1994, neither Firstbank nor any Firstbank Subsidiary has received any notification or communication which has not been finally resolved from any Regulatory Authority (i) asserting that any Firstbank or any Subsidiary of Firstbank, is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 2.13C or (B) reasonably could not be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material or reasonably expected to be material to the Condition of Firstbank and its Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Firstbank or any of its Subsidiaries, or indicating that Firstbank or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Firstbank or any of its Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

            (d) Except as set forth on Schedule 2.13D, neither Firstbank nor any Firstbank Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

            2.14. Labor. No work stoppage involving Firstbank or any Firstbank Subsidiary, is pending or, to the best knowledge of Firstbank, threatened which reasonably could be expected to have a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole. Neither Firstbank nor any Firstbank Subsidiary is involved in, or, to the best knowledge of Firstbank, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse affect on the Condition of Firstbank and its Subsidiaries, taken as a whole. Employees of neither Firstbank nor any Firstbank Subsidiary, are represented by any labor union or any collective bargaining organization.

            2.15. Material Interests of Certain Persons. (a) Except as set forth in Firstbank's Proxy Statement for its 1997 Annual Meeting of Shareholders, to the best knowledge of Firstbank, no officer or director of Firstbank or any Subsidiary of Firstbank, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Firstbank or any Subsidiary of Firstbank, which in the case of Firstbank is required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC or in the case of any such Subsidiary would be required to be so disclosed if such Subsidiary had a class of securities registered under Section 12 of the Exchange Act.

            (b) Except as set forth in Firstbank's Proxy Statement for its 1997 Annual Meeting of Shareholders or on Schedule 2.15B, there are no loans from Firstbank or any Firstbank Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was or would be required under any rule or regulation to be approved by or reported to Firstbank's or Firstbank Subsidiary's Board of Directors ("Insider Loans"). All outstanding Insider Loans from Firstbank or any Firstbank Subsidiary were approved by or reported to the appropriate board of directors to the extent required in accordance with applicable law and regulations.

            2.16.  Allowance for Loan and Lease Losses; Nonperforming
Assets. (a) The allowances for loan and lease losses contained in the Firstbank Financial Statements were established in accordance with the past practices and experiences of Firstbank and its Subsidiaries, and the allowance for loan losses shown on the consolidated condensed balance sheet of Firstbank and its Subsidiaries contained in the most recent Firstbank Form 10-Q is adequate in all material respects under the requirements of GAAP to provide for possible losses on loans (including without limitation accrued interest receivable) and credit commitments (including without limitation stand-by letters of credit) outstanding as of the date of such balance sheet.

            (b) As of September 30, 1997, the aggregate amount of all Nonperforming Assets (as defined below) on the books of Firstbank and its Subsidiaries does not exceed $12,000,000. "Nonperforming Assets" shall mean (i) all loans and leases (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) where a reasonable doubt exists, in the reasonable judgment of Firstbank, as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, (E) where a specific reserve allocation exists in connection therewith, or (F) that have been classified "doubtful", "loss" or the equivalent thereof by any Regulatory Authority, and (ii) all assets classified as real estate acquired through foreclosure or repossession and other assets acquired through foreclosure or repossession.

            2.17. Employee Benefit Plans. (a) Except as set forth on Schedule 2.17A, neither Firstbank nor any Firstbank Subsidiary is a party to any existing employment, management, consulting, deferred compensation, change-in-control or other similar contract. Schedule 2.17A lists all pension, retirement, supplemental retirement, savings, profit sharing, stock option, stock purchase, stock ownership, stock appreciation right, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other material employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained (currently or at any time in the last five years) by or contributed to by Firstbank or any Firstbank Subsidiary in respect of any of the present or former directors, officers, or other employees of and/or consultants to Firstbank or any Firstbank Subsidiary (collectively, "Firstbank Employee Plans"). Firstbank has furnished Mercantile with the following documents with respect to each Firstbank Employee Plan: (i) a true and complete copy of all material written documents comprising such Firstbank Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Firstbank Employee Plan; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any. Without limiting the generality of the foregoing, Firstbank has furnished Mercantile with true and complete copies of each form of stock option grant or stock option agreement that is outstanding under any stock option plan of Firstbank or any Firstbank Subsidiary.

            (b) Except as set forth on Schedule 2.17B, all Firstbank Employee Plans have been maintained and operated materially in accordance with their terms and with the material requirements of all applicable statutes, orders, rules and final regulations, including without limitation ERISA and the Code. All contributions required to be made to Firstbank Employee Plans have been made.

            (c) With respect to each of the Firstbank Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA) (the "Pension Plans"), except as set forth on Schedule 2.17C: (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and, to the knowledge of Firstbank, such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Internal Revenue Code of 1986, as amended, together with the Treasury regulations thereunder (the "IRC"); (ii) the actuarial present value of all benefits under each Pension Plan which is subject to Title IV of ERISA, valued using the assumptions in the most recent actuarial report, did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.17A), exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) to the best knowledge of Firstbank, there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or Firstbank or any Firstbank Subsidiary, to any material tax or penalty; (iv) except as set forth on Schedule 2.17C, no Pension Plan subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA for which the 30-day notice requirement has not been waived on or after January 1, 1993; and
(v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived). Except as set forth on Schedule 2.17C, no Pension Plan is a "multiemployer plan" as that term is defined in Section 3(37) of ERISA. With respect to each Pension Plan that is described in Section 4063(a) of ERISA (a

"Multiple Employer Pension Plan"): (i) neither Firstbank nor any Firstbank Subsidiary would have any liability or obligation to post a bond under Section 4063 of ERISA if Firstbank and all Firstbank Subsidiaries were to withdraw from such Multiple Employer Pension Plan; and (ii) neither Firstbank nor any Firstbank Subsidiary would have any liability under Section 4064 of ERISA if such Multiple Employer Pension Plan were to terminate.

            (d) Except as set forth on Schedule 2.17D, neither Firstbank nor any Firstbank Subsidiary has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

            (e) Except as set forth on Schedule 2.17E, to the knowledge of Firstbank, neither Firstbank nor any Firstbank Subsidiary has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the IRC.

            (f) Except as set forth on Schedule 2.17F, neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any material payment (including without limitation severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Firstbank or any Firstbank Subsidiary from any of such entities, (ii) materially increase any benefit otherwise payable under any of the Firstbank Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. No holder of an option to acquire stock of Firstbank has or will have at any time through the Effective Time the right to receive any cash or other payment (other than the issuance of stock of Firstbank) in exchange for or with respect to all or any portion of such option. Except as described on Schedule 2.17F, Firstbank shall use its best efforts to insure that no amounts paid or payable by Firstbank, Firstbank Subsidiaries or Mercantile to or with respect to any employee or former employee of Firstbank or any Firstbank Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the IRC. No Firstbank Stock Option has an associated "Additional Option Right" (e.g., an SAR, etc.) or similar "re-load" feature.

            2.18. Conduct of Firstbank to Date. From and after January 1, 1997 through the date of this Agreement, except as set forth on Schedule 2.18 or in Firstbank Financial Statements or Firstbank Reports: (i) Firstbank and the Firstbank Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course consistent with past practices; (ii) neither Firstbank nor any Firstbank Subsidiary has incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or sub-jected to Lien any of its material assets or properties other than in the ordinary course of business consistent with past practice; (iii) neither Firstbank nor any Firstbank Subsidiary has discharged or satisfied any material Lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business; (iv) neither Firstbank nor any Firstbank Subsidiary has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its material properties or assets other than for a fair consideration in the ordinary course of business; (v) except as required by contract or law, neither Firstbank nor any Firstbank Subsidiary has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit, promotion or annual increases and bonuses in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Firstbank Employee Plans or (D) agreed to do any of the foregoing; (vi) neither Firstbank nor any Firstbank Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; and (vii) neither Firstbank nor any Firstbank Subsidiary has cancelled or compromised any material debt, except for debts charged off or compromised in accordance with the past practice of Firstbank and its Subsidiaries.

            2.19. Proxy Statement, etc. None of the information regarding Firstbank or any Firstbank Subsidiary supplied or to be supplied by Firstbank for inclusion and included in (i) the registration statement on Form S-4 to be filed with the SEC by Mercantile for the purpose of registering the shares of Mercantile Common Stock to be exchanged for shares of Firstbank Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"),
(ii) the proxy or information statement (the "Proxy Statement") to be mailed to Firstbank's stockholders in connection with the transactions contemplated by this Agreement or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of Firstbank's stockholders referred to in Section 5.03 (the "Meeting") (or, if no Meeting is held, at the time the Proxy Statement is first furnished to Firstbank's stockholders), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Firstbank or any Firstbank Subsidiary is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

            2.20. Registration Obligations. Except as set forth on Schedule 2.20, neither Firstbank nor any Firstbank Subsidiary is under any obligation, contingent or otherwise to register any of its securities under the Securities Act.

            2.21. State Takeover Statutes; Firstbank's Certificate of Incorporation. (a) Except as set forth on Schedule 2.21, the transactions contemplated by this Agreement are not subject to any applicable state takeover law assuming that neither Mercantile nor any of its affiliates or associates beneficially own (other than pursuant to or as a result of the Stock Option Agreement) more than 15 percent of the outstanding voting shares of Firstbank prior to the Effective Time.

            (b) Except as set forth on Schedule 2.21, the transactions contemplated by this Agreement and the agreements contemplated hereby are not, and will not be, prohibited by, or subject to any super majority provisions under Firstbank's Certificate of Incorporation or Bylaws.

            2.22. Accounting, Tax and Regulatory Matters. Neither Firstbank nor any Firstbank Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would, or intentionally will fail to take any action the failure of which to take would, (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

            2.23. Brokers and Finders. Except for Paine Webber, Inc., neither Firstbank nor any Firstbank Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Firstbank or any Firstbank Subsidiary in connection with this Agreement or the transactions contemplated hereby. Schedule 2.23 discloses a bona fide estimate of the aggregate amount of all fees and expenses expected to be paid by Firstbank to all third parties in connection with the Merger ("Merger Fees").

            2.24.  Other Activities.  (a)  Except as set forth on

Schedule 2.24A, neither Firstbank nor any of its Subsidiaries engages in any insurance activities other than acting as a principal, agent or broker for insurance that is directly related to an extension of credit by Firstbank or any of its Subsidiaries and limited to assuring the repayment of the balance due on the extension of credit in the event of the death, disability or involuntary unemployment of the debtor.

            (b) Except as set forth on Schedule 2.24B, to the knowledge of Firstbank's management: each Firstbank Subsidiary that is a bank that performs personal trust, corporate trust and other fiduciary activities ("Trust Activities") has done so with requisite authority under applicable law of Regulatory Authorities and in material accordance with the agreements and instruments governing such Trust Activities, sound fiduciary principles and applicable law and regulation (specifically including but not limited to Section 9 of Title 12 of the Code of Federal Regulations); there is no investigation or inquiry by any governmental entity pending or, to the knowledge of Firstbank, threatened against Firstbank or any of its Subsidiaries thereof relating to the compliance by Firstbank or any of its Subsidiaries with sound fiduciary principles and applicable law and regulations; and, except where such failures would not have and could not reasonably be expected to have a material adverse effect on the Condition of Firstbank and the Firstbank Subsidiaries, taken as a whole, each employee of any such bank had the authority to act in the capacity in which such employee acted with respect to Trust Activities in each case in which such employee was held out as a representative of such bank; and such bank has established policies and procedures for the purpose of complying with applicable laws of governmental entities relating to Trust Activities, has followed such policies and procedures in all material respects and has performed appropriate internal audit reviews of Trust Activities, which audits have disclosed no material violations of applicable laws of governmental entities or such policies and procedures.

            2.25. Interest Rate Risk Management Instruments. (a) Set forth on
Schedule 2.25A is a list, as of the date hereof, of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which Firstbank or any of its Subsidiaries is a party or by which any of their properties or assets may be bound.

            (b) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Firstbank or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Firstbank, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity, and are in full force and effect. Firstbank and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and, to the knowledge of Firstbank, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

            2.26. Accuracy of Information. To the best knowledge of Firstbank, the statements of Firstbank contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Firstbank pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained therein not misleading.

            2.27. Year 2000 Compliant. Except as set forth on Schedule 2.27, to the best knowledge of Firstbank, all computer software and hardware utilized by Firstbank or any Firstbank Subsidiary is, or is reasonably expected to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and data bases. All computer software is, or Firstbank is taking steps to ensure that all computer software will be, designed to be used prior to, during and after the calendar year 2000 A.D., and such software will operate during each such time period without material error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.


                                   ARTICLE III

                 REPRESENTATIONS, WARRANTIES AND COVENANTS OF

                            MERCANTILE AND MERGER SUB

            Each of Mercantile and Merger Sub represents, and warrants to and covenants with Firstbank as follows:

            3.01. Organization and Authority. Mercantile and each of its Subsidiaries is a corporation, bank, trust company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and, except where the failure to be so qualified would not have and could not reasonably be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole, has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Mercantile Subsidiaries, where the failure to be so qualified would not have and could not reasonably be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole. Mercantile is registered as a bank holding company with the Board under the BHCA. True and complete copies of the Articles of Incorporation and Bylaws of Mercantile and Merger Sub, each in effect on the date of this Agreement, have been provided to Firstbank.

            3.02. Capitalization of Mercantile. The authorized capital stock of Mercantile consists of (i) 200,000,000 shares of Mercantile Common Stock, of which, as of December 31, 1997, 130,508,090 shares were issued and outstanding and (ii) 5,000,000 shares of preferred stock, no par value ("Mercantile Preferred Stock"), issuable in series, none of which, as of December 31, 1997, is issued or outstanding. Mercantile has designated 2,000,000 shares of Mercantile Preferred Stock as "Series A Junior Participating Preferred Stock" and has reserved such shares for issuance upon exercise of Preferred Stock Purchase Rights ("Rights") under a Rights Agreement dated May 23, 1988 (the "Mercantile Rights Agreement"), between Mercantile and Mercantile Bank of St. Louis National Association, as Rights Agent. As of December 31, 1997 Mercantile had reserved (i) 14,840,856 shares of Mercantile Common Stock for issuance under various employee stock option and incentive plans and the Mercantile Shareholder Investment Plan ("Mercantile Stock Options"), (ii) up to 951,380 shares of Mercantile Common Stock for issuance upon the acquisition of HomeCorp, Inc. pursuant to an agreement dated October 29, 1997, (iii) up to 2,550,000 shares of Mercantile Common Stock for issuance upon the acquisition of Horizon Bancorp, Inc. pursuant to an agreement dated July 31, 1997, and (iv) up to 5,400,000 shares of Mercantile Common Stock for issuance upon the acquisition of CBT Corporation pursuant to an agreement dated January 10, 1998. From December 31, 1997 through the date of this Agreement, no shares of Mercantile Common Stock or other Equity Securities of Mercantile have been issued excluding any such shares which may have been issued pursuant to stock-based employee benefit or incentive plans and programs or pursuant to the foregoing agreements. Mercantile continually evaluates possible acquisitions and may prior to the Effective Time enter into one or more agreements providing for, and may consummate, the acquisition by it of another bank, association, bank holding company, savings and loan holding company or other company (or the assets thereof) for consideration that may include equity securities. In addition, prior to the Effective Time, Mercantile may, depending on market conditions and other factors, otherwise determine to issue equity, equity-linked or other securities for financing purposes. Notwithstanding the foregoing, neither Mercantile nor Merger Sub will take any action that would, or intentionally will fail to take any action the failure of which to take would, (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement or (iii) unless Mercantile shall have waived the condition set forth in Section 6.03(c), prevent the Merger from qualifying for pooling-of-interests accounting treatment. Except as set forth above and except pursuant to the Mercantile Rights Agreement, there are no other Equity Securities of Mercantile outstanding. All of the issued and outstanding shares of Mercantile Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any stockholder of Mercantile. At the Effective Time, the Mercantile Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and non-assessable, and will not be issued in violation of any preemptive right of any stockholder of Mercantile.

            3.03. Authorization. (a) Each of Mercantile and Merger Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. No stockholder vote is required for Mercantile to approve this Agreement. The execution, delivery and performance of this Agreement by Mercantile and Merger Sub and the consummation by Mercantile and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Mercantile and Merger Sub. This Agreement is a valid and binding obligation of Mercantile and Merger Sub enforceable against Mercantile and Merger Sub in accordance with its terms, except as enforceability may be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity.

            (b) Neither the execution, delivery and performance by Mercantile or Merger Sub of this Agreement, nor the consummation by Mercantile or Merger Sub of the transactions contemplated hereby, nor compliance by Mercantile or Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the material properties or assets of Mercantile or any Mercantile Subsidiary under any of the terms, conditions or provisions of (x) its articles or certificate of incorporation or bylaws, or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Mercantile or any of the material properties or assets of Mercantile is a party or by which it may be bound, or to which Mercantile may be subject (in all cases other than any of the foregoing which would not have and could not reasonably be expected to have a material adverse effect on the Condition of Mercantile and the Mercantile Subsidiaries, taken as a whole), or (ii) subject to compliance with the statutes and regulations referred to in paragraph (c) of this Section 3.03, to the best knowledge of Mercantile, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Mercantile or any of its Subsidiaries or any of their respective material properties or assets.

            (c) Other than in connection with or in compliance with the provisions of the DGCL, the MGBCL, the Securities Act, the Exchange Act, the Investment Company Act of 1940, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA or any required approvals of, or notice to, any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Mercantile of the transactions contemplated by this Agreement.

            3.04. Mercantile Financial Statements. The supplemental consolidated and parent company only balance sheets of Mercantile and its Subsidiaries as of December 31, 1996, 1995 and 1994 and related supplemental consolidated and parent company only statements of income, cash flows and changes in stockholders' equity for each of the three years in the three-year period ended December 31, 1996, together with the notes thereto, audited by KPMG Peat Marwick LLP ("Mercantile Auditors") and included in Mercantile's current report on Form 8-K dated May 13, 1997 as filed with the SEC, and the unaudited consolidated balance sheets of Mercantile and its Subsidiaries as of March 31, June 30, and September 30, 1997 and the related unaudited consolidated statements of income and cash flows for the periods then ended included in quarterly reports on Form 10-Q (including amendments thereto) as filed with the SEC (collectively, the "Mercantile Financial Statements"), have been prepared in accordance with GAAP, present fairly the consolidated financial position of Mercantile and its Subsidiaries at the dates and the consolidated results of operations, changes in stockholders' equity and cash flows of Mercantile and its Subsidiaries for the periods stated therein and are derived from the books and records of Mercantile and its Subsidiaries, which are complete and accurate in all material respects and have been maintained in all material respects in accordance with applicable laws and regulations. Neither Mercantile nor any of its Subsidiaries has any material contingent liabilities that are not reflected in the Mercantile Reports (defined below) or disclosed in the financial statements described above.

            3.05. Mercantile Reports. Since January 1, 1994, each of Mercantile and the Mercantile Subsidiaries has filed all material reports, registrations and statements, together with any required material amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Mercantile Reports." As of its respective date, each Mercantile Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            3.06. Material Adverse Change. Since September 30, 1997, there has been no material adverse change in the Condition of Mercantile and its Subsidiaries, taken as a whole, except as may have resulted or may result from changes to laws and regulations or changes in economic conditions applicable to banking or thrift institutions generally or in general levels of interest rates affecting banking or thrift institutions generally.

            3.07. Registration Statement, etc. None of the information regarding Mercantile or any of its Subsidiaries supplied or to be supplied by Mercantile for inclusion or included in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed (or furnished to stockholders of Firstbank), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Meeting. All documents which Mercantile or any of its Subsidiaries are responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

            3.08. Brokers and Finders. Except for UBS Securities Inc., neither Mercantile nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Mercantile or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

            3.09. Commitments and Contracts. Neither Mercantile nor any Mercantile Subsidiary is in violation of its charter documents or bylaws or in default under any material agreement, commitment, arrangement, lease, insurance policy, or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except, in all cases, where such default would not have and could not reasonably be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole.

            3.10. Litigation and Other Proceedings. Neither Mercantile nor any Mercantile Subsidiary is a party to any pending or, to the best knowledge of Mercantile, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or reasonably could not be expected to have, a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole. Without limiting the generality of the foregoing, as of the date of this Agreement, there are no actions, suits, or proceedings pending or, to the best knowledge of Mercantile, threatened against Mercantile or any Mercantile Subsidiary or any of their respective officers or directors by any stockholder of Mercantile or any Mercantile Subsidiary (or any former stockholder of Mercantile or any Mercantile Subsidiary) involving claims under the Securities Act, the Exchange Act, the Community Reinvestment Act of 1977, as amended, or the fair lending laws or which purport or seek to enjoin or restrain the transactions contemplated by this Agreement.

            3.11. Accounting, Tax and Regulatory Matters. Neither Mercantile nor any Mercantile Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of
Section 368(a) of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

            3.12. Accuracy of Information. The statements of Mercantile and Merger Sub contained in this Agreement, the Schedules and in any other written document executed and delivered by or on behalf of Mercantile or Merger Sub pursuant to the terms of this Agreement are true and correct in all material respects, and such statements and documents do not omit any material fact necessary to make the statements contained herein or therein not misleading.

            3.13. Taxes. Except as set forth on Schedule 3.13, Mercantile and each Mercantile Subsidiary have timely filed or will timely (including extensions) file all material tax returns, reports and certifications required to be filed on or prior to the Closing Date ("Mercantile Returns"), and such filed Mercantile Returns are and will be complete and accurate in all material respects. Each of Mercantile and its Subsidiaries has paid (taking into account all applicable extensions), or set up adequate reserves on the Mercantile Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by the Mercantile Financial Statements and has set up adequate reserves on the most recent financial statements Mercantile has filed under the Exchange Act for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such financial statements. Neither Mercantile nor any Mercantile Subsidiary will have any liability material or reasonably expected to be material to the Condition of Mercantile and the Mercantile Subsidiaries, taken as a whole, for any such taxes in excess of the amounts so paid or reserves so established and, to the knowledge of Mercantile, no material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or definitely) against any of Mercantile or any Mercantile Subsidiary which would not be covered by existing reserves. Neither Mercantile nor any Mercantile Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been timely filed and no requests for extensions or waivers of the time to assess any tax are pending. The federal and state income tax returns of Mercantile and the Mercantile Subsidiaries have been audited and settled by the Internal Revenue Service (the "IRS") or appropriate state tax authorities for all periods ended through December 31, 1994 or the period for assessment of taxes in respect of such periods has expired. There is no deficiency or refund litigation or matter in controversy with respect to Mercantile Returns. Except as set forth on Schedule 3.13, neither Mercantile nor any Mercantile Subsidiary has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

            3.14. Compliance with Laws. (a) Mercantile and each of its Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted and that are material or reasonably expected to be material to the Condition of Mercantile and its Subsidiaries, taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Mercantile, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

            (b) Except as set forth on Schedule 3.14B and except for failures to comply or defaults which individually or in the aggregate would not have and could not reasonably be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole, (i) each of Mercantile and its Subsidiaries has complied with all laws, regulations and orders (including without limitation zoning ordinances, building codes, ERISA, and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations and including without limitation in the case of any Mercantile Subsidiary that is a bank, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to them and to the conduct of their business, and (ii) neither Mercantile nor any Mercantile Subsidiary is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal, or local and whether at law or in equity. Except as set forth on Schedule 3.14B and except as would not have and could not reasonably be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole, as of the date of this Agreement, neither Mercantile nor any Mercantile Subsidiary is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property of Mercantile (whether directly or, to the best knowledge of Mercantile, as a consequence of such Property being part of the investment portfolio of Mercantile or any Mercantile Subsidiary) (A) that is contaminated by or contains any Toxic Substance, or (B) on which any Toxic Substance has been stored, disposed of, placed, or used in the construction thereof. Except as set forth on Schedule 3.14B, no claim, action, suit, or proceeding is pending against Mercantile or any Mercantile Subsidiary relating to Property of Mercantile before any court or other Regulatory Authority or arbitration tribunal relating to hazardous substances, pollution, or the environment, and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Mercantile or any Mercantile Subsidiary with respect to the same. Except for statutory or regulatory restrictions of general application, no Regulatory Authority has placed any restriction on the business of Mercantile or any Mercantile Subsidiary which reasonably could be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole.

            (c) From and after January 1, 1994, neither Mercantile nor any Mercantile Subsidiary has received any notification or communication which has not been finally resolved from any Regulatory Authority (i) asserting that any Mercantile or any Subsidiary of Mercantile, is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, except with respect to matters which (A) are set forth on Schedule 3.14C or (B) reasonably could not be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole, (ii) threatening to revoke any license, franchise, permit or governmental authorization that is material or reasonably expected to be material to the Condition of Mercantile and its Subsidiaries, taken as a whole, including without limitation such company's status as an insured depositary institution under the Federal Deposit Insurance Act, or (iii) requiring or threatening to require Mercantile or any of its Subsidiaries, or indicating that Mercantile or any of its Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Mercantile or any of its Subsidiaries, including without limitation any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

            (d) Except as set forth on Schedule 3.14D, neither Mercantile nor any Mercantile Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

            3.15. Labor. No work stoppage involving Mercantile or any Mercantile Subsidiary, is pending or, to the best knowledge of Mercantile, threatened which reasonably could be expected to have a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole. Neither Mercantile nor any Mercantile Subsidiary is involved in, or, to the best knowledge of Mercantile, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which reasonably could be expected to have a material adverse affect on the Condition of Mercantile and its Subsidiaries, taken as a whole. Employees of neither Mercantile nor any Mercantile Subsidiary, are represented by any labor union or any collective bargaining organization.

            3.16. Interest Rate Risk Management Instruments. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Mercantile or any of its Subsidiaries is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of Mercantile, in accordance with prudent banking practice and applicable rules, regulations and policies of Regulatory Authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations, except as enforceability my be limited by applicable laws relating to bankruptcy, insolvency or creditors rights generally and general principles of equity, and are in full force and effect. Mercantile and each of its Subsidiaries has duly performed in all material respects all of its obligations thereunder to the extent that such obligations to perform have accrued, and, to the knowledge of Mercantile, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

            3.17. Year 2000 Compliant. Except as set forth on Schedule 3.17, to the best knowledge of Mercantile, all computer software and hardware utilized by Mercantile or any Mercantile Subsidiary is, or is reasonably expected to be, Year 2000 compliant, which, for purposes of this Agreement, shall mean that the data outside the range 1900-1999 will be correctly processed in any level of computer hardware or software including, but not limited to, microcode, firmware, applications programs, files and data bases. All computer software is, or Mercantile is taking steps to ensure that all computer software will be, designed to be used prior to, during and after the calendar year 2000 A.D., and such software will operate during each such time period without material error relating to date data, specifically including any error relating to, or the product of, date data that represents or references different centuries or more than one century.

                                   ARTICLE IV

              CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

           4.01. Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, each of Mercantile and Firstbank shall, and shall cause each of their respective Subsidiaries to, conduct its business according to the ordinary and usual course consistent with past practices and shall, and shall cause each such Subsidiary to, use all reasonable efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

           4.02. Forbearances of Firstbank. Except as set forth on Schedule 4.02, to the extent required by applicable law or Regulatory Authority or as otherwise contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, Firstbank shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Mercantile:

           (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a Subsidiary of

     Firstbank to Firstbank or another Subsidiary of Firstbank), except that Firstbank may declare and pay cash dividends on the Firstbank Common Stock equal to the product of (i) the Exchange Ratio and (ii) the amount of the dividends per share declared by the Board of Directors of Mercantile; provided, further, however, that Firstbank shall not declare or pay a quarterly dividend for any quarter in which Firstbank shareholders will be entitled to receive a regular quarterly dividend on the shares of Mercantile Common Stock to be issued in the Merger; or

           (b) enter into or amend any employment, severance or similar agreement or arrangement with any director or officer or employee, or materially modify any of the Firstbank Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except normal individual increases in compensation to employees consistent with past practice, or as required by law or contract; or

           (c) authorize, recommend, propose or announce an intention to authorize, so recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights; or

           (d) propose or adopt any amendments to its articles of incorporation, association or other charter document or bylaws; or

           (e) issue, sell, grant, confer or award any of its Equity Securities (except that Firstbank may (i) issue shares of Firstbank Common Stock upon exercise of Firstbank Stock Options outstanding on the date of this Agreement or granted in compliance with this subsection and (ii) issue shares of Firstbank Common Stock purchased by Firstbank on the open market for such purpose, and only such shares, pursuant to its dividend reinvestment plan) or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement; or

           (f) purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; or

           (g) without first consulting with and obtaining the written consent of Mercantile, enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in, any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment in an amount in excess of $3,000,000 or in any amount which, when aggregated with any and all loans or credit commitments to such person or entity, would be equal to or in excess of $3,000,000; provided that Firstbank or any Firstbank Subsidiary may make any such loan or credit commitment in the event (A) Firstbank or any Firstbank Subsidiary has delivered to Mercantile or its designated representative a notice of its intention to make such loan and such information as Mercantile or its designated representative may reasonably require in respect thereof and (B) Mercantile or its designated representative shall not have reasonably objected to such loan by giving written or facsimile notice of such objection within two business days following the delivery to Mercantile or its designated representative of the notice of intention and information as aforesaid; provided further, however, that nothing in this paragraph shall prohibit Firstbank or any Firstbank Subsidiary from honoring any contractual obligation in existence on the date of this Agreement. Notwithstanding this Section 4.02(g), Firstbank shall be authorized without first obtaining Mercantile's prior written consent, to increase the aggregate amount of any credit facilities theretofore established in favor of any person or entity (each a "Pre-Existing Facility") beyond the $3,000,000 credit level, provided that the aggregate amount of any and all such increases shall not be in excess of the lesser of five percent (5%) of such Pre-Existing Facility or $100,000; or

           (h) directly or indirectly (including through its officers, directors, employees or other representatives) initiate, solicit, encourage or facilitate any discussions, inquiries or proposals with any third party relating to the disposition of any significant portion of the business or assets of Firstbank or any Firstbank Subsidiary or the acquisition of Equity Securities of Firstbank or any Firstbank Subsidiary or the merger of Firstbank or any Firstbank Subsidiary with any person (other than Mercantile) or any similar transaction (each such transaction being referred to herein as an "Acquisition Transaction"), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Transaction, and Firstbank shall promptly notify Mercantile orally of all the relevant details relating to all inquiries, indications of interest and proposals which it may receive with respect to any Acquisition Transaction; or

           (i) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Mercantile or Firstbank to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement, (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (C) prevent the Merger from qualifying for pooling-of-interests accounting treatment; or

           (j) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity, or pay without prior approval of Mercantile, which shall not be unreasonably withheld, any Merger Fees in excess of the amount set forth on
     Schedule 2.23; or

           (k) materially restructure or materially change its investment securities portfolio, without prior written consent of Mercantile which consent shall not be unreasonably withheld or delayed, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute any individual investment transaction for its own account (i) in securities backed by the full faith and credit of the United States or an agency thereof in excess of $10,000,000 and (ii) in any other investment securities in excess of $1,000,000; or

           (l) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

           4.03. Forbearances of Mercantile. Except to the extent required by law, regulation or Regulatory Authority, or with the prior written consent of Firstbank, during the period from the date of this Agreement to the Effective Time, Mercantile shall not and shall not permit any of the Mercantile Subsidiaries to:

           (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Mercantile Subsidiaries to Mercantile or to another of the Mercantile Subsidiaries), except that Mercantile may pay its regular quarterly dividends in amounts as it shall determine from time to time consistent with past practices;

           (b) take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Firstbank or Mercantile to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement, (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (C) unless Mercantile shall have waived the condition set forth in
     Section 6.03(c), prevent the Merger from qualifying for pooling-of-interests accounting treatment; or

           (c) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other action which would make any of the representations and warranties in Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

            5.01. Access and Information. Mercantile and its Subsidiaries, on the one hand, and Firstbank and its Subsidiaries, on the other hand, shall each afford to each other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Each party hereto shall, and shall cause its advisors and representatives to,
(A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (B) return all documents (including copies thereof) obtained hereunder from the other party to such other party and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

            5.02. Registration Statement; Regulatory Matters. (a) Mercantile shall prepare and, subject to the review and consent of Firstbank with respect to matters relating to Firstbank, file with the SEC as soon as is reasonably practicable, but in any event within 90 days following the date hereof, the Registration

Statement (or the equivalent in the form of preliminary proxy material) with respect to the shares of Mercantile Common Stock to be issued in the Merger and the exercise of Mercantile Stock Options (that replace Firstbank Stock Options) after the Effective Time. After the date of filing the Registration Statement with the SEC, each party hereto shall promptly notify the others of and correct any information which it furnished for inclusion in the Registration Statement that may have become false or misleading in any material respect. Mercantile shall prepare and file a notice with the Board as soon as reasonably practicable, but in any event within 90 days following the date hereof. Mercantile shall use all reasonable efforts to cause the Registration Statement to become effective. Mercantile shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares and the exercise of such options, and Firstbank and its Subsidiaries shall furnish Mercantile all information concerning Firstbank and its Subsidiaries and the stockholders thereof as Mercantile may reasonably request in connection with any such action. Mercantile shall use its best efforts to cause the shares of Mercantile Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, prior to the Effective Time.

            (b) Firstbank and Mercantile shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by Mercantile and consistent with the other provisions of this Agreement, to consummate such other mergers, consolidations or asset transfers or other transactions by and among Mercantile's Subsidiaries and Firstbank's Subsidiaries concurrently with or following the Effective Time, provided, however, that the foregoing shall not
(A) alter or change the Merger Consideration, (B) adversely affect the tax treatment to Firstbank's stockholders or Firstbank Stock Option holders as a result of receiving the Merger Consideration or (C) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

            5.03. Stockholder Approval. Firstbank shall call a meeting of its stockholders to be held as soon as practicable for the purpose of voting upon the Merger or take other action for stockholders to authorize the Merger. In connection therewith, Mercantile shall prepare the Proxy Statement and, with the approval of each of Mercantile and Firstbank, the Proxy Statement shall be filed with the SEC and, after such review and amendment as may be required, mailed to the stockholders of Firstbank. The Board of Directors of Firstbank shall submit for approval of Firstbank's stockholders the matters to be voted upon in order to authorize the Merger. The Board of Directors of Firstbank hereby does and, unless the Board of Directors of Firstbank reasonably determines not to so recommend based upon the written opinion of counsel, which counsel either is one of those identified on Schedule 2.23 or is otherwise reasonably acceptable to Mercantile, to the effect that to so recommend would constitute a breach of the Board's fiduciary duties under applicable law, will recommend this Agreement and the transactions contemplated hereby to stockholders of Firstbank and will use its best efforts to obtain any vote of Firstbank's stockholders that is necessary for the approval and adoption of this Agreement and consummation of the transactions contemplated hereby.

            5.04. Current Information. During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Each party shall promptly notify the other party of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party, and shall keep the other party fully informed of such events.

            5.05. Agreements of Affiliates. (a) As soon as practicable after the date of this Agreement, Firstbank shall deliver to Mercantile a letter identifying all persons whom Firstbank believes to be, at the time this Agreement is submitted to a vote of the stockholders of Firstbank, "affiliates" of Firstbank for purposes of Rule 145 under the Securities Act and for purposes of pooling-of-interests accounting treatment. Firstbank shall use all reasonable efforts to cause each person who is so identified as an "affiliate" to deliver to Mercantile as soon as practicable thereafter, and in any event no later than the publication of notice in the Federal Register of Mercantile's notice to the Board referred to in Section 5.02, a written agreement providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of stock of Firstbank held by such person or any shares of Mercantile Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act. Prior to the Effective Time, Firstbank shall amend and supplement such letter and use all reasonable efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this
Section 5.05.

            (b) Mercantile shall use all reasonable efforts to publish as promptly as reasonably practicable, but in no event later than 90 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

            5.06. Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger.

            5.07. Miscellaneous Agreements and Consents. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use, respectively, all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including without limitation using, respectively, all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use all reasonable efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Mercantile, desirable for the consummation of the transactions contemplated by this Agreement.

            (b) Subject to applicable laws, regulations and requirements of Regulatory Authorities, Firstbank, prior to the Effective Time, shall (i) consult and cooperate with Mercantile regarding the implementation of those policies and procedures established by Mercantile for its governance and that of its Subsidiaries and not otherwise referenced in Section 5.15 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the request of Mercantile, conform Firstbank's existing policies and procedures in respect of such matters to Mercantile's policies and procedures or, in the absence of any existing Firstbank policy or procedure regarding any such function, introduce Mercantile's policies or procedures in respect thereof, unless to do so would cause Firstbank or any of the Firstbank Subsidiaries to be in violation of any law, rule or regulation of any Regulatory Authority having jurisdiction over Firstbank and/or the Firstbank Subsidiary affected thereby; provided, however, that prior to the date that it shall be a requirement hereunder for such policies and procedures to be established, Mercantile shall certify to Firstbank that Mercantile's representations and warranties are true and correct as of such date, that the approval conditions to its obligations contemplated by Section 6.01(b) have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that Mercantile is otherwise in compliance with this Agreement; and provided, further, that Firstbank shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles or would, in the reasonable judgment of Firstbank's Board of Directors, have a material negative impact on Firstbank and/or its shareholders if the transactions contemplated by this Agreement are not consummated.

            5.08. Employee Benefits. The Firstbank Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of Firstbank and the Firstbank Subsidiaries are integrated into Mercantile's employee benefit plans that are available to other employees of Mercantile and Mercantile Subsidiaries, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Mercantile shall take such steps as are necessary or required to integrate the employees of Firstbank and the Firstbank Subsidiaries in Mercantile's employee benefit plans available to other employees of Mercantile and Mercantile Subsidiaries as soon as practicable after the Effective Time, (i) with full credit for prior service with Firstbank or any of the Firstbank Subsidiaries for all purposes other than determining the amount of benefit accruals under any Mercantile defined benefit plan (it being understood that benefits accrued as of the Effective Time under any Firstbank defined benefit plan will not be extinguished under any circumstances), (ii) without any waiting periods, evidence of insurability, or application of any pre-existing condition limitations, and (iii) with full credit for claims arising prior to the Effective Time for purposes of deductibles, out-of-pocket maximums, benefit maximums, and all other similar limitations for the applicable plan year during which the Merger is consummated. Each of Mercantile and Firstbank shall use all reasonable efforts to insure that (other than amounts paid pursuant to the agreement described on Schedule 2.17F under the heading "Parachute Payments") no amounts paid or payable by Firstbank, Firstbank Subsidiaries or Mercantile to or with respect to any employee or former employee of Firstbank or any Firstbank Subsidiary will fail to be deductible for federal income tax purposes by reason of Section 280G of the IRC. Firstbank shall ensure that following the Effective Time no holder of Firstbank Stock Options or any participant in any Firstbank Stock Plan shall have any right thereunder to acquire any securities of Firstbank or any Firstbank Subsidiary.

            5.09. Firstbank Stock Options. (a) At the Effective Time, all rights with respect to Firstbank Common Stock pursuant to Firstbank Stock Options that are outstanding at the Effective Time, whether or not then exercisable, shall be converted into and become rights with respect to Mercantile Common Stock, and Mercantile shall assume each Firstbank Stock Option in accordance with the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Firstbank Stock Option assumed by Mercantile shall be exercised solely for shares of Mercantile Common Stock, (ii) the number of shares of Mercantile Common Stock subject to each Firstbank Stock Option shall be equal to the number of shares of Firstbank Common Stock subject to such Firstbank Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and (iii) the per share exercise price under each Firstbank Stock Option shall be adjusted by dividing the per share exercise price under such Firstbank Stock Option by the Exchange Ratio and rounding down to the nearest cent; provided, however, that the terms of each Firstbank Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in the IRC, as to any Firstbank Stock Option that is an "incentive stock option." The parties recognize that the Merger will not cause vesting to occur under the Firstbank Stock Options, except as otherwise identified on Schedule 2.03.

            (b) At or prior to the Effective Time, Mercantile shall take all corporate action necessary to authorize and reserve for issuance a sufficient number of shares of Mercantile Common Stock for delivery upon exercise of Firstbank Stock Options to purchase Firstbank Common Stock assumed by it in accordance with paragraph (a) above. As soon as practicable after the Effective Time, Mercantile shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Mercantile Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus contained therein) for so long as such options remain outstanding.

            5.10. Press Releases. Except as may be required by law, Firstbank and Mercantile shall consult and agree with each other as to the form and substance of any proposed press release relating to this Agreement or any of the transactions contemplated hereby.

            5.11. State Takeover Statutes; Firstbank's Certificate of Incorporation. (a) Each of Mercantile and Firstbank will take all steps reasonably necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from, and if necessary challenge the validity of, any applicable state takeover law.

            (b) Firstbank will take all steps reasonably necessary to exempt the transactions contemplated by this Agreement and any agreement contemplated hereby from any super-majority voting provisions under Firstbank's Certificate of Incorporation and Bylaws.

            5.12. D&O Indemnification. From and after the Effective Time, Mercantile agrees to indemnify and hold harmless the past and present employees, agents, directors or officers of Firstbank and/or its Subsidiaries against all losses, expenses, claims, damages or liabilities relating to acts or omissions occurring at or prior to the Effective Time to the same extent such persons are indemnified and held harmless (A) under their respective Articles or Certificate of Incorporation or Bylaws of Firstbank and its Subsidiaries in the form in effect at the date of this Agreement, (B) by operation of law, or (C) by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and such duties and obligations shall continue in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. Mercantile will provide, or cause to be provided, for a period of not less than six years from the Effective Time, an insurance and indemnification policy that provides the officers and directors of Firstbank and its Subsidiaries immediately prior to the Effective Time coverage no less favorable in the aggregate than that provided by Mercantile to its officers and directors.

            5.13. Best Efforts. Each of Mercantile and Firstbank undertakes and agrees to use its reasonable best efforts to cause the Merger (i) to qualify as a reorganization within the meaning of Section 368(a) of the Code (including, if necessary, to take reasonable steps to restructure the transactions contemplated by this Agreement to so qualify) and (ii) to occur as soon as practicable. Each of Mercantile and Firstbank agrees to not take any action that would materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Mercantile or Firstbank to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement.

            5.14. Insurance. Firstbank shall, and Firstbank shall cause each of its Subsidiaries to, use its best efforts to maintain its existing insurance.

            5.15. Conforming Entries. (a) Notwithstanding that Firstbank believes that Firstbank and the Firstbank Subsidiaries have established all reserves and taken all provisions for possible loan losses required by GAAP and applicable laws, rules and regulations, Firstbank recognizes that Mercantile may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable laws, regulations and the requirements of Regulatory Authorities, from and after the date of this Agreement to the Effective Time, Firstbank and Mercantile shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Firstbank and the Firstbank Subsidiaries to those policies of Mercantile, as specified in each case in writing to Firstbank, based upon such consultation and as hereinafter provided; provided that Firstbank not be required to take any action that would, in the reasonable judgment of Firstbank's Board of Directors, have a material negative impact on Firstbank and/or its shareholders if the transactions contemplated by this Agreement are not consummated.

            (b) Subject to applicable laws, regulations and the requirements of Regulatory Authorities, in addition, from and after the date of this Agreement to the Effective Time, Firstbank and Mercantile shall consult and cooperate with each other with respect to determining appropriate Firstbank accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Firstbank, based upon such consultation and as hereinafter provided; provided that Firstbank not be required to take any action that would, in the reasonable judgment of Firstbank's Board of Directors, have a material negative impact on Firstbank and/or its shareholders if the transactions contemplated by this Agreement are not consummated.

            (c) Subject to applicable laws, regulations and the requirements of Regulatory Authorities, Firstbank and Mercantile shall consult and cooperate with each other with respect to determining, as specified in a written notice from Mercantile to Firstbank, based upon such consultation and as hereinafter provided, the amount and the timing for recognizing for financial accounting purposes Firstbank's expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger; provided that Firstbank not be required to take any action that would, in the reasonable judgment of Firstbank's Board of Directors, have a material negative impact on Firstbank and/or its shareholders if the transactions contemplated by this Agreement are not consummated..

            (d) Subject to applicable laws, regulations and the requirements of Regulatory Authorities, Firstbank shall (i) establish and take such reserves and accruals at such time as Mercantile shall reasonably request to conform Firstbank's loan, accrual and reserve policies to Mercantile's policies, and
(ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses of the Merger and restructuring charges related to or to be incurred in connection with the Merger, in each case at such times as are reasonably requested by Mercantile; provided, however, that on the date such reserves, accruals and charges are to be taken, Mercantile shall certify to Firstbank that Mercantile's representations and warranties are true and correct as of such date, that the approval conditions to its obligations contemplated by
Section 6.01(b) have been satisfied or waived (except to the extent that any waiting period associated therewith may then have commenced but not expired) and that Mercantile is otherwise in compliance with this Agreement; and provided, further, that Firstbank shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles or would, in the reasonable judgment of Firstbank's Board of Directors, have a material negative impact on Firstbank and/or its shareholders if the transactions contemplated by this Agreement are not consummated..

            (e) No reserves, accruals or charges taken in accordance with
Section 5.15(d) above may be a basis to assert a violation of a breach of a representation, warranty or covenant of Firstbank herein.

            5.16. Environmental Reports. Mercantile, at its expense, may perform, as soon as reasonably practicable, but not later than ninety (90) days after the date hereof, a phase one environmental investigation and/or asbestos survey by Environmental Operations, Inc. on all real property owned, leased or operated by Firstbank or any of the Firstbank Subsidiaries as of the date hereof (but excluding space in retail and similar establishments leased by Firstbank for automatic teller machines or leased bank branch facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property) and within fifteen (15) days after being notified by Firstbank of the acquisition or lease of any real property acquired or leased by Firstbank or any of the Firstbank Subsidiaries after the date hereof (but excluding space in retail and similar establishments leased by Firstbank for automatic teller machines or leased bank facilities where the space leased comprises less than 20% of the total space leased to all tenants of such property). If the results of the phase one investigation indicate, in Mercantile's reasonable opinion, that additional investigation is warranted, Mercantile may perform, at its expense, a phase two subsurface investigation or investigations by Environmental Operations, Inc. on properties deemed to warrant such additional study. Mercantile shall perform any such phase two investigation as soon as reasonably practicable after receipt of the phase one report(s) for such properties. Should the cost of taking all remedial or other corrective actions and measures (i) required by applicable law or (ii) recommended by Environmental Operations, Inc. in such phase one or phase two report or reports in light of potentially serious life, health or safety concerns, in the aggregate, exceed the sum of $7,000,000, as reasonably estimated by Environmental Operations, Inc. or if the cost of such actions or measures cannot be so reasonably estimated by Environmental Operations, Inc. to be such amounts or less with any reasonable degree of certainty, Mercantile shall have the right pursuant to Section 7.01(f) hereof, for a period of fifteen
(15) business days following receipt from Environmental Operations, Inc. of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement.

            5.17. Best Efforts to Insure Pooling. Firstbank undertakes and agrees and, unless Mercantile shall have waived the condition set forth in
Section 6.03(c), Mercantile undertakes and agrees to use their reasonable best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

            5.18. Community Support. Mercantile shall use all reasonable efforts following the Effective Time to maintain a level of community support and involvement in the communities served by Firstbank that is substantially equivalent in the aggregate to Firstbank's general level of support and involvement prior to the Merger.

                                   ARTICLE VI

                                   CONDITIONS

            6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

            (a) This Agreement shall have received the requisite approval of stockholders of Firstbank.

            (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from or waived by the Board and any other Regulatory Authority and all applicable waiting periods have expired.

            (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

            (d) Neither Firstbank nor Mercantile shall be subject to any order, decree or injunction, and there shall be no pending or threatened order, decree or injunction, of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of any of the Transactions.

            (e) There shall be no legislative, statutory or regulatory action (whether federal or state) pending which prohibits or threatens in a material way to prohibit consummation of the Transactions or which otherwise materially adversely affects the Transactions.

            (f) Each of Mercantile and Firstbank shall have received, from counsel reasonably satisfactory to the recipient, an opinion, dated the Closing Date, reasonably satisfactory in form and substance to the recipient, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by the stockholders of Firstbank who receive solely Mercantile Common Stock in exchange for shares of Firstbank Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Mercantile Common Stock). In rendering such opinions, counsel shall receive, and may rely on, customary representations from Mercantile, Firstbank and others, including but not limited to representations contained in certificates of officers of Mercantile, Firstbank and others.

            6.02. Conditions to Obligations of Firstbank To Effect the Merger. The obligations of Firstbank to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of Mercantile set forth in Article III of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period and (ii) for the effect of transactions contemplated by this Agreement), except for such failures to be so true and correct as would not have and could not reasonably be expected to have in the aggregate a material adverse effect on the Condition of Mercantile and its Subsidiaries, taken as a whole, and Firstbank shall have received a certificate of the chairman or vice chairman of Mercantile to that effect; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 6.02(a), no effect shall be given to any exception or qualification in such representations and warranties relating to materiality or material adverse effect.

            (b) Performance of Obligations. Mercantile shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Firstbank shall have received a certificate of the chairman or vice chairman of Mercantile to that effect.

            6.03. Conditions to Obligations of Mercantile To Effect the Merger. The obligations of Mercantile to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

            (a) Representations and Warranties. The representations and warranties of Firstbank set forth in Article II of this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period and (ii) for the effect of transactions contemplated by this Agreement), except for such failures to be so true and correct as would not have and could not reasonably be expected to have in the aggregate a material adverse effect on the Condition of Firstbank and its Subsidiaries, taken as a whole, and Mercantile shall have received a certificate of the chairman and president of Firstbank and a certificate of the chief financial officer of Firstbank to that effect; provided, however, that for purposes of determining the satisfaction of the condition contained in this Section 6.03(a), no effect shall be given to any exception or qualification in such representations and warranties relating to materiality or material adverse effect.

            (b) Performance of Obligations. Firstbank shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Mercantile shall have received a certificate of the chairman and president of Firstbank and a certificate of the chief financial officer of Firstbank to that effect.

            (c) Pooling Letter. Mercantile shall have received as soon as practicable after the date of this Agreement an opinion of KPMG Peat Marwick LLP, reasonably satisfactory in form and substance to Mercantile, to the effect that the Merger will qualify for pooling-of-interests accounting treatment, which opinion shall have not been withdrawn.

            (d) Divestitures. Firstbank shall have divested or have entered into binding agreements to divest, in each case on a basis reasonably acceptable to Mercantile and as required under applicable law or by any Regulatory Authority, the Missouri bank Subsidiaries of Firstbank.

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


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

            7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any requisite stockholder approval:

            (a) by mutual consent by the Executive Committee of the Board of Directors of Mercantile and the Board of Directors of Firstbank;

            (b) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Firstbank at any time after January 27, 1999 if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

            (c) by the Executive Committee of the Board of Directors of Mercantile or the Board of Directors of Firstbank if (i) the Board has denied approval of the Merger and such denial has become final and nonappealable or (ii) stockholders of Firstbank shall not have approved this Agreement at the Meeting following a favorable recommendation of Firstbank's Board of Directors;

            (d) by the Executive Committee of the Board of Directors of Mercantile in the event of a material breach by Firstbank of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof to Firstbank by Mercantile;

            (e) by the Board of Directors of Firstbank in the event of a material breach by Mercantile of any representation, warranty, covenant or other agreement contained in this Agreement, which breach is not cured within 30 days after written notice thereof is given to Mercantile by Firstbank; or

            (f) by the Executive Committee of the Board of Directors of Mercantile pursuant to and in accordance with the provisions of the last sentence of Section 5.16.

            7.02. Effect of Termination. In the event of termination of this Agreement as provided in Sections 7.01(a) through 7.01(c) and Section 7.01(f) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Mercantile or Firstbank or their respective officers or directors except as set forth in the second sentence of Section

5.01 and in Section 5.06.

            7.03. Amendment. This Agreement and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement by the stockholders of Firstbank; provided, however, that after any such approval by the stockholders of Firstbank no such modification shall alter or change the amount or kind of consideration to be received by holders of Firstbank Common Stock as provided in this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Mercantile and Firstbank.

            7.04. Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction or the Board to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

            7.05. Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

            8.01. Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.01, all representations, warranties and agreements in this Agreement of Mercantile and Firstbank or in any instrument delivered by Mercantile or Firstbank pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 1.12 (last sentence only), 5.02(b), 5.05(b), 5.07, 5.08, 5.09, 5.12,
5.18 and in any other provision contained herein which by its terms applies in whole or in part after the Effective Time shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.01, Section 5.06 and Section 7.02 shall survive such termination.

            8.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally or (ii) upon confirmation of receipt, if by facsimile transmission or (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the business date after being delivered to a reputable overnight delivery service, if by such service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (i)  if to Mercantile:

                         Mercantile Bancorporation Inc.
                         Mercantile Tower
                         P.O. Box 524
                         St. Louis, Missouri 63166-0524

                       Attention:  John W. Rowe
                                     Executive Vice President,
                                     Mercantile Bank National

   Association

                 Copies to:

                       Jon W. Bilstrom, Esq.
                       General Counsel
                       Mercantile Bancorporation Inc.
                       Mercantile Tower
                       P.O. Box 524
                       St. Louis, Missouri  63166-0524

                 and

                       Wachtell, Lipton, Rosen & Katz
                       51 West 52nd Street
                       New York, New York  10019
                       Attention:  Edward D. Herlihy, Esq.
                       Telecopy:  (212) 403-2000

                 (ii) if to Firstbank:

                       Firstbank of Illinois Co.
                       205 South Fifth
                       Springfield, Illinois 62701
                       Attention: Mark H. Ferguson

                 Copies to:

                       Suelthaus & Walsh, P.C.
                       7733 Forsyth Boulevard, 12th Floor
                       St. Louis, Missouri 63105
                       Attention: Kenneth H. Suelthaus, Esq.
                       Telecopy: (314) 727-7166

                 and

                       Mayer, Brown & Platt
                       190 South LaSalle Street
                       Chicago, Illinois  60603
                       Attention:  James J. Junewicz, Esq.
                       Telecopy:  (312) 701-7711

            8.03. Miscellaneous. This Agreement (including the Schedules and other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including any confidentiality agreement between the parties hereto, (ii) except for the provisions of Sections 5.09 and 5.12, is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise and (iv) shall be governed in all respects by the laws of the State of Missouri, except as otherwise specifically provided herein or required by the DGCL. Nothing in this Agreement shall be construed to require any party (or any subsidiary or affiliate of any party) to take any action or fail to take any action in violation of applicable law, rule or regulation. This Agreement may be executed in counterparts which together shall constitute a single agreement.

            IN WITNESS WHEREOF, Mercantile, Merger Sub and Firstbank have caused this Agreement to be signed and, by such signature, acknowledged by their respective officers thereunto duly authorized, and such signatures to be attested to by their respective officers thereunto duly authorized, all as of the date first written above.

Attest:                                MERCANTILE BANCORPORATION INC.

/s/ David W. Grant                     By: /s/ John W. Rowe
Name:  David W. Grant                     Name:  John W. Rowe
Title: Senior Vice President              Title: Executive Vice
                                                 President

Attest:                                AMERIBANC, INC.

/s/ David W. Grant                     By: /s/ John W. Rowe
Name:  David W. Grant                     Name:  John W. Rowe
Title: Senior Vice President           Title: Vice President

Attest:                                FIRSTBANK OF ILLINOIS CO.

/s/ Chris R. Zettek                    By: /s/ Mark H. Ferguson
Name:  Chris R. Zettek                    Name:  Mark H. Ferguson
Title: Assistant Secretary                Title: Chairman & CEO